UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2021

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262
(Address of principal executive offices, including zip code)

(817) 859-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2021, the Compensation Committee of the Board of Directors of The Charles Schwab Corporation (CSC) approved compensation for Richard A. Wurster in connection with his appointment as President, effective October 15, 2021. The compensation consists of the following:

•An annual base salary of $750,000, effective as of October 15, 2021;

•An increase in his target bonus from 200% to 250% of his base salary for an annual cash incentive payment, with his 2021 payment to be prorated at 200% from January 1 until October 14 and 250% from October 15 until December 31; and

•A special one-time equity award with a grant date of October 25, 2021, consisting of restricted stock units with a value of $5,000,000.

The restricted stock units vest 25% on each of the first, second, third, and fourth anniversary of the grant date. The number of restricted stock units was 59,931 and was determined by dividing $5,000,000 by the market value of a share of CSC’s common stock on the date of grant ($83.43), which was the average of the high and low price of a share of CSC’s common stock on October 25, 2021.

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date:	October 29, 2021	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer